UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 14, 2009

WORLD AM, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-30639 (Commission File Number)	90-0142757 (I.R.S. Employer Identification No.)

4340 Von Karman Ave., Suite 200 Newport Beach, CA 92660 (Address of principal executive offices) (zip code)

(949) 955-5355 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On November 10, 2008, the District Court for Boulder County, Colorado entered an Order granting a motion for attorney’s fees and costs in the amount of $141,929 to Karen Alexander in the matter titled Karen Alexander v. World Am, Inc., Isotec, Inc., Robert A. Hovee, David J. Barnes, James R. Largent and Ken Jochim.  On January 8, 2009, the Court entered an Order that we turn over the stock certificates of our two operating subsidiaries, Isotec, Inc. (“Isotec”) and Senz-It, Inc. (“Senz-It”) to counsel for Karen Alexander for sale by the Boulder County Sheriff in satisfaction of the amounts owing to Ms. Alexander under the November 10, 2008 Order.

On January 14, 2009, we entered into a Stipulation for Satisfaction of Judgment dated January 13, 2009, wherein we agreed to the following in full satisfaction of our obligations under the November 10, 2008 Order:

A.	pay $20,000 by February 10, 2009;
B.	pay $10,000 for 6 consecutive months by the first day of each month, commencing by March 1, 2009 ($60,000 total);
C.	pay $15,000 for 6 consecutive months by the first day of each month, commencing September 1, 2009 ($90,000 total); and
D.
deliver to counsel for Karen Alexander the stock certificates of Isotec and Senz-It by no later than January 23, 2009.  Upon receipt of the $20,000 payment specified in paragraph A above, the certificates will be returned to us.

Section 2 – Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure under Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2009	World Am, Inc., a Nevada corporation
/s/ Frederick T. Rogers
By: Frederick T. Rogers Its: President